Exhibit 99.1

IDENTIVE GROUP ANNOUNCES SECOND QUARTER 2010 RESULTS

93% Revenue Growth to $ 21.2 Million and Cost Reductions Drive Positive Adjusted EBITDA of $0.7 million

SANTA ANA, Calif. and ISMANING, Germany, August 16, 2010 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt Stock Exchange: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced results for the second quarter (Q2) of fiscal 2010, ended June 30, 2010. The Company also announced plans to move its German stock listing to the Entry Standard segment of the Frankfurt Stock Exchange.

“Identive made good progress towards establishing a profitable business model in Q2, as strong sales growth was supported by significant reductions in our overhead cost structure, allowing us to reach profitability on the adjusted EBITDA line. We are also pleased that RockWest Technology Group, Inc., our latest acquisition, contributed favorably to our growth during its first quarter as part of the Group,” said Ayman S. Ashour, chief executive officer and chairman of Identive Group. “A strong order book position at the end of Q2 is a reflection of the increased demand for our products, systems and solutions to address emerging identity management applications such as Citizen ID cards, ePayment schemes and the convergence of logical and physical access control in employee ID and security applications.”

Q2 2010 Results

Identive’s Q2 2010 results include the operating results of acquired companies since the dates of their respective acquisition. These include Hirsch Electronics Corporation, acquired April 30, 2009; Bluehill ID AG, acquired January 4, 2010; and RockWest Technology Group, Inc., acquired April 14, 2010. All figures are reported in U.S. GAAP, except as noted. A discussion of non-GAAP measures and reconciliation to the applicable GAAP measures is included below.

Revenue in Q2 2010 was $21.2 million, up 93% from $11.0 million in Q2 2009 and up 39% from $15.3 million in the first quarter (Q1) of 2010. The year over year increase primarily was due to the inclusion of additional revenue from the acquired Hirsch, Bluehill ID and RockWest businesses, while sequential growth was driven by strong sales levels within the Company’s Identity Management Solutions & Services segment and the addition of RockWest.

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Sales in the Americas accounted for 66%, sales in EMEA accounted for 24% and sales in the Asia/Pacific region accounted for 10% of total Q2 2010 revenue. Sales in EMEA are mostly denominated in euro and the relative weakness of this currency in Q2 impacted the geographic mix, as did strong sales to the U.S. government and the addition of RockWest to Americas revenue.

Highlights in Q2 2010 included more than $4.0 million in U.S. government agency orders for Hirsch security systems, which reflect the continued high activity of government agencies to enhance their security systems as mandated under programs such as Homeland Security Presidential Directives 5 and 12. Sales from the Company’s Multicard business remained stable overall in the second quarter, and Multicard Germany received a large order for products and services to support the German electronic ID program, for which delivery is expected to begin in November 2010 and continue over a twelve-month period. The Company’s SCM Microsystems business will also participate in this program as the original design architect and manufacturer of the RFID based contactless card readers. SCM’s U.S. government business remained stable in Q2 2010, although semiconductor shortages constrained sales of SCM readers in Asia. Sales of RFID inlays within the Company’s TagStar business showed good improvement in Q2 and orders activity was strong. Identive’s most recent acquisition, RockWest, performed as expected, generating approx $2.1 million in sales, and experienced increased integration activity in the state and local government and education markets during the quarter.

Non-GAAP gross profit margin, excluding overhead allocation, amortization and equity-based compensation expense, was 51% in Q2 2010 compared with 57% in Q2 2009 and 49% in Q1 2010. Strong and stable margins at Hirsch and improved margins at SCM were partially offset by low margins due to unfavorable product mix in the Company’s Multicard and TagStar businesses.

Non-GAAP overhead costs (operating expenses before amortization, depreciation, overhead allocation, equity-based compensation, acquisition, transition and integration costs), were $10.1 million in Q2 2010, up 40% from $7.2 million in Q2 2009 and basically flat with $10.0 million in Q1 2010. The increase in overhead costs in Q2 2010 compared with the previous year is due to the inclusion of the incremental expenses from the acquired businesses, offset by cost reductions initiated in the previous quarter. The cost reduction measures implemented in Q1 2010 included facility consolidations, streamlining of the Company’s existing and acquired organizations in Germany and India, and reductions in headcount, executive salaries and Board of Director fees. Additionally, during Q2 2010 Identive began consolidating administrative services and programs including payroll, banking and health benefits across all employees in the U.S., which the Company expects will yield incremental savings going forward. All together, the Company expects its cost reduction programs will result in savings of approximately $6.0 million per year, of which approximately $4.5 million will be realized in 2010. Benefits from the cost savings measures were limited in Q1, more fully realized in Q2 and expected to be fully realized in the second half of 2010. Savings in overhead costs in Q2 were offset by the additional overheads associated with RockWest.

Non-GAAP adjusted EBITDA (EBITDA before equity-based compensation, acquisition, transition and integration costs) was $0.7 million in Q2 2010, compared with a loss of $(1.0) million in Q2 2009 and a loss of $(2.5) million in Q1 2010.

Cash and cash equivalents at the end of Q2 2010 were $4.6 million, down from $6.8 million at the end of the previous quarter, reflecting limited changes in working capital and funding of the acquisition, transition and integration costs.

On a GAAP basis, gross profit margin in Q2 2010 was 46%, compared with 53% in Q2 2009 and 44% in Q1 2010. Total GAAP operating expenses in Q2 2010 were $11.5 million, compared with $7.6 million in Q2 2009 and $12.2 million in Q1 2010.

GAAP operating loss was $(1.7) million in Q2 2010, compared with $(1.9) million in Q2 2009 and $(5.5) million in Q1 2010.

GAAP loss from continuing operations attributable to Identive Group, Inc, in Q2 2010 was $(0.9) million, or $(0.02) per share, compared with $(0.6) million, or $(0.03) per share in Q2 2009 and $(6.0) million, or $(0.15) per share in Q1 2010.

Move to Entry Standard Listing on Frankfurt Stock Exchange

Identive has decided to apply to the Frankfurt Stock Exchange to move its German stock listing from the regulated market/Prime Standard to the Entry Standard market of the German Stock Exchange. The process is expected to take approximately four months from the date of application, which has not yet occurred. The Group expects to retain the same symbol, ‘INV’, and anticipates normal trading on the German exchanges during the application and transition process.

“We aim to execute several transactions a year under our buy, build and grow strategy, and the regulations of the Prime Standard market require us to issue a new prospectus whenever we register new shares for most acquisitions, as well as on an annual basis, as it is less common for a company to use its own shares as an acquisition currency in Germany. Moving to the Entry Standard market is expected to save us hundreds of thousands of dollars a year in legal, banking and audit costs,” explained Mr. Ashour. “Identive Group is fully committed to its European investors and to providing them with the highest level of disclosure and transparency. Under our continued principal listing on the NASDAQ Global Market, we are already subject to strict regulations and registration requirements that go beyond what even the Prime Standard requires. We believe that moving our listing will benefit both our shareholders and the Company.”

Conference Call and Webcast Information

Identive Group will host a conference call and webcast today at 8:00 AM Eastern Time, which can be accessed by dialing 866.356.4279 (toll free within the U.S.) or +1 617.597.5394 (outside the U.S.) and using pass code 71119309. A webcast of the call that includes presentation slides can be accessed by visiting the investor page of the Company’s website at www.identive-group.com, where it also will be archived for those unable to listen to the live webcast.

About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt Stock Exchange: INV) is an international technology company focused on building the world’s signature group in secure identification-based technologies. The businesses within Identive Group have deep industry expertise and are well-known global brands in their individual markets, providing leading-edge products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. Identive’s growth model is based on a combination of strong technology-driven organic growth from the businesses within the group and disciplined acquisitive development. For additional info visit: www.identive-group.com.

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” intends, “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make about our expectations that our cost reduction measures will result in future savings and that such savings will be recognized in 2010, and the expected benefits and cost savings of our proposed change to Entry Standard listing. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations, our cost savings may not be in the amounts or the time frames we expect; and we may not be successful in our strategy of pursuing both organic and acquisitive growth. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, that could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to successfully integrate acquired businesses into ours; our ability to effect significant reductions in our expense base; our ability to reduce the transaction costs associated with mergers and acquisitions; our ability to grow the Company based on a strategy of providing products, components and services for the identification systems value chain; our ability to grow market share and revenues based on participation in early stage markets for contactless products; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all, including the identification and identity markets that we are targeting; we may not be able to acquire the components we need to build our own products; and we may not successfully compete in the markets in which we participate or target. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent reports filed with the U.S. Securities and Exchange Commission.

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All trade names are trademarks or registered trademarks of their respective holders.

Contacts:

Darby Dye	Fabien B. Nestmann
+1 949 553-4251	+41 44 783 8043 & +1 949 610-5114
ddye@identive-group.com	fnestmann@identive-group.com

– FINANCIALS FOLLOW –

IDENTIVE GROUP, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net revenue	$21,178	$15,346	$10,961	$36,524	$16,116
Cost of revenue	11,334	8,608	5,194	19,943	8,146

Gross profit	9,844	6,738	5,767	16,581	7,970

Operating expenses:
Research and development	1,062	1,415	1,304	2,478	1,923
Sales and marketing	4,962	5,093	3,111	10,054	4,968
General and administrative	5,405	5,455	3,208	10,860	6,322
Restructuring and other	73	264	—	337	—
Gain on sale of assets	—	—	—	—	(249)

Total operating expenses	11,502	12,227	7,623	23,729	12,964

Loss from operations	(1,658)	(5,489)	(1,856)	(7,148)	(4,994)
Loss on equity investments	—	—	(281)	—	(570)
Interest expense, net	(215)	(231)	(125)	(446)	(99)
Foreign currency gains (losses), net	(248)	(314)	(87)	(562)	166

Loss from continuing operations before income taxes and noncontrolling interest	(2,121)	(6,034)	(2,349)	(8,156)	(5,497)
Benefit from (provision for) income taxes	1,066	(162)	1,739	905	1,740

Loss from continuing operations	(1,055)	(6,196)	(610)	(7,251)	(3,757)
Less: Net loss attributable to noncontrolling interest	196	221	—	417	—

Loss from continuing operations attributable to Identive Group, Inc.	(859)	(5,975)	(610)	(6,834)	(3,757)
Gain (loss) from discontinued operations, net of income taxes	130	(120)	84	10	151
Gain on sale of discontinued operations, net of income taxes	40	43	38	83	75

Net loss attributable to Identive Group, Inc.	$(689)	$(6,052)	$(488)	$(6,741)	$(3,531)

Basic and diluted loss per share attributable to Identive Group, Inc.:
Loss from continuing operations	$(0.02)	$(0.15)	$(0.03)	$(0.17)	$(0.20)

Income from discontinued operations	$0.00	$0.00	$0.01	$0.00	$0.01

Net loss per share	$(0.02)	$(0.15)	$(0.02)	$(0.17)	$(0.19)

Basic and diluted shares used in computing loss per share	42,668	39,755	22,039	41,211	18,891

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information *

(In thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Reconciliation of GAAP gross profit margin and gross profit margin before overhead allocation and amortization
GAAP cost of revenue	$11,334	$8,609	$5,194	$19,943	$8,146
Overhead allocation in cost of revenue	(511)	(416)	(344)	(927)	(672)
Amortization in cost of revenue	(449)	(416)	(96)	(865)	(109)
Equity-based compensation	(5)	(6)	(7)	(11)	(13)

Total reconciling items included in cost of revenue	(965)	(838)	(447)	(1,803)	(794)

Cost of revenue before overhead allocation and excluding amortization	$10,369	$7,771	$4,747	$18,140	$7,352

Gross profit margin before overhead allocation and excluding amortization	51%	49%	57%	50%	54%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$11,502	$12,227	$7,623	$23,729	$12,964
Overhead allocation in operating expenses	511	416	344	927	672
Amortization and depreciation included in GAAP operating expenses	(753)	(717)	(159)	(1,470)	(242)
Equity-based compensation	(298)	(141)	(123)	(439)	(178)
Acquisition costs	(757)	(308)	(468)	(1,065)	(1,823)
Transition and integration costs	(87)	(1,442)	—	(1,529)	—
Gain on sale of assets	—	—	—	—	249

Total reconciling items included in operating expenses	(1,384)	(2,192)	(406)	(3,576)	(1,322)

Overhead costs	$10,118	$10,035	$7,217	$20,153	$11,642

Reconciliation of GAAP net loss to adjusted EBITDA/ (adjusted EBITDA loss)
Net loss attributable to Identive Group, Inc.	(689)	(6,052)	(488)	(6,741)	(3,531)
Benefit for income taxes	(1,066)	161	(1,739)	(905)	(1,740)
Gain from discontinued operations, net of income taxes	(130)	120	(84)	(10)	(151)
Gain on sale of discontinued operations, net of income taxes	(40)	(43)	(38)	(83)	(75)
Net loss attributable to noncontrolling interest	(196)	(221)	—	(417)	—
Interest expense and other, net	215	231	125	446	99
Foreign currency exchange gains (losses), net	248	314	87	562	(166)
Amortization and depreciation included in GAAP cost of revenue and GAAP operating expenses	1,202	1,133	255	2,335	351
Equity-based compensation	303	147	130	450	191
Acquisition costs	757	308	468	1,065	1,823
Transition and integration costs	87	1,442	—	1,529	—
Gain on sale of assets	—	—	—	—	(249)
Loss on and impairment of equity investments	—	—	281	—	570

Total reconciling items included in net loss	1,380	3,592	(515)	4,972	653

Adjusted EBITDA	$691	$(2,460)	$(1,003)	$(1,769)	$(2,878)

*	Our non-GAAP gross profit margin, non-GAAP overhead costs and adjusted EBITDA differ from GAAP gross profit margin, GAAP operating expenses and GAAP net income (loss) due to the exclusion of the items detailed in the table above. Our management uses each of these non-GAAP measures internally and believes that they provide investors with a meaningful way to evaluate the Company’s operating performance. However, we caution investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

IDENTIVE GROUP, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2010	December 31, 2009
	(unaudited)	(A)
ASSETS
Current assets:
Cash and cash equivalents	$4,563	$4,836
Accounts receivable, net	10,618	6,739
Inventories, net	7,202	5,379
Other current assets	3,089	1,921

Total current assets	25,472	18,875
Property and equipment, net	4,149	683
Goodwill	42,695	21,895
Intangibles, net	34,534	22,082
Other assets, net	367	1,036

Total assets	$107,217	$64,571

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,811	$5,530
Bank line of credit	308	—
Liability to related party	1,034	1,027
Accrued compensation and related benefits	3,033	2,884
Mortgage loan payable to bank	52	—
Other accrued expenses and liabilities	7,292	5,132
Income taxes payable	—	188

Total current liabilities	22,530	14,761
Long-term liability to related parties	7,767	7,899
Long-term income taxes payable	770	456
Deferred tax liability	4,390	3,515
Long-term mortgage loan payable to bank	800	—

Total liabilities	36,257	26,631

Stockholders’ equity	70,960	37,940

Total liabilities and stockholders’ equity	$107,217	$64,571

(A)	This condensed consolidated balance sheet has been derived from the audited consolidated financial statements at December 31, 2009.